UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 14, 2006

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska State or other jurisdiction of incorporation)	000-26326 (Commission File Number)	37-1119387 (IRS Employer Identification No.)

10077 South 134th Street Omaha, Nebraska (Address of principal executive offices)		68138 (Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), ProConn, LLC, a Nebraska limited liability company and wholly-owned subsidiary of the Company , and Exact Logistics, LLC, a Nebraska limited liability company and wholly-owned subsidiary of the Company, executed a Loan Agreement dated November 14, 2006 (the “Loan Agreement”) and related loan documents (collectively, the “Loan Documents”) with First National Bank of Omaha, a national banking association (the “Lender”). The obligations of the Company and its subsidiaries under the Loan Agreement and Loan Documents commenced November 16, 2006, and are joint and several.
     Pursuant to the terms of the Loan Documents, the Lender may loan to the Company and its subsidiaries up to forty-four million six hundred sixty-six thousand dollars ($44,666,000), which includes a forty million dollar ($40,000,000) revolving loan facility and a four million six hundred sixty-six thousand dollar ($4,666,000) term loan facility. The proceeds of such loan facilities will be used to repay existing indebtedness of the Company and provide working capital support.
     The Loan Agreement imposes certain financial covenants, and the Company shall not, without the consent of Lender permit its minimum tangible net worth to be less than $17,000,000 or its cash flow leverage ratio to be equal to or greater than 3.50 to 1.00. The loans may be accelerated upon default. Event of default provisions include, among other things, the Company’s failure (i) to pay amounts when due and (ii) to perform any material condition or to comply with any material promise or covenant of the Loan Agreement or any of the Loan Documents. The Revolving Note and Term Note are secured by substantially all of the assets of the Company and its subsidiaries, including the Company’s headquarters in Omaha.
     The loan proceeds from the Term Note were wired to U.S. Bank, N.A., the Company’s prior lender, on November 16, 2006, to repay the Company’s obligations under the U.S. Bank Loan Agreement (as discussed below in Item 1.02). This Term Note is amortized over a ten year period with a final maturity date of December 1, 2016. The interest rate is fixed at 7.35% per annum for the term of the note. Upon an event of default, the Term Note shall bear interest at the LIBOR Rate as determined by Lender plus 7.50% per annum. This Term Note may not be prepaid without obtaining the consent of the Lender and payment of the prepayment fee as calculated therein.
     Payments with respect to the Term Note shall be as follows: (i) interest only in advance at the rate of $952.64 per day shall be due and payable for the period beginning on November 16, 2006 and ending on November 30, 2006 and (ii) one hundred nineteen (119) installments of principal and interest in the amount of $55,281.73 each shall be payable commencing on January 1, 2007 and continuing on the first day of each month until and including November 1, 2016. On December 1, 2016, all unpaid principal and interest thereon shall be due and payable.
     The Lender shall provide advances to the Company from the Revolving Note in the maximum aggregate amount of Forty Million ($40,000,000), which advances will be used as needed by the Company for working capital through the termination date of December 1, 2009. Interest shall be paid at a variable rate, reset daily, equal to the LIBOR Rate as determined by Lender plus (i) 1.25% per annum when the cash flow leverage ratio is less than or equal to 3.00 to 1.00 or (ii) 1.50% per annum when the cash flow leverage ratio is more than 3.00 to 1.00. Upon an event of default, the Revolving

Note shall bear interest at the LIBOR Rate as determined by Lender plus 7.50% per annum. The Lender advanced funds under the Revolving Note on November 16, 2006, which were wired to U.S. Bank, to repay the Company’s obligations under the U.S. Bank Loan Agreement.
     The foregoing descriptions of the Loan Agreement and related Loan Documents are qualified in their entirety by reference to the complete terms and conditions of the such documents, which are filed as exhibits hereto.
Item 1.02 Termination of a Material Definitive Agreement
     The Loan Agreement and Loan Documents executed with First National Bank of Omaha (described in Item 1.01 above) are intended to replace the Amended and Restated Loan Agreement with U.S. Bank, N.A. (“U.S. Bank”) dated May 12, 2003, as amended (the “U.S. Bank Loan Agreement”), and related loan documentation (collectively, the “U.S. Bank Loan Documents”) including, without, limitation, the Term Promissory Note for the benefit of U.S. Bank, Security Agreement (PA Equipment) between the Company and U.S. Bank, Security Agreement (Blanket) between the Company and U.S. Bank, Assignment of Leases and Rents for the benefit of U.S. Bank, Deed of Trust, and Security Agreement, Assignment of Leases and Rents and Fixture Filing for the benefit of and U.S. Bank.
     Under the U.S. Bank Loan Documents, the Company and its subsidiaries executed for the benefit of U.S. Bank a Term Promissory Note in the amount of $4,000,000 at a fixed rate of 5.77% per annum, which was to mature on June 1, 2008. The Company and its subsidiaries were jointly and severally liable for the obligations under the Term Promissory Note. The Term Promissory Note was payable in monthly installments of principal and interest in the amount of $76,904 through May 1, 2008. On June 1, 2008, all unpaid principal and interest would have been due.
     On December 28, 2004, the Company and its subsidiaries increased its revolving line of credit with U.S. Bank from $25,000,000 to $40,000,000, which was evidenced by a Revolving Promissory Note. The Company and its subsidiaries were jointly and severally liable for the obligations under the Revolving Promissory Note, which was to mature on January 1, 2008. Advances made under the Revolving Promissory Note accrued interest at a variable rate, subject to change each fiscal quarter, equal to the LIBOR Rate plus a percentage based on the Company’s leverage ratio. As of October 31, 2006, the variable interest rate at which the Revolving Promissory Note accrued interest was 7.22%.
     Both the Term Promissory Note and the Revolving Promissory Note were secured by a first mortgage held by U.S. Bank on the Company’s Omaha facility as well as a first security interest on all of the Company’s accounts receivable, inventory, chattel paper, equipment, instruments, investment property, deposit accounts, documents, letter of credit rights, fixtures, personal property and general intangibles.
     On November 16, 2006, the Company repaid all of its obligations in the amount of $22,275,901 under the U.S. Bank Loan Agreement and related Loan Documents, which amount includes a prepayment penalty of $99,840.
     The Company previously filed the U.S. Bank Loan Agreement and related U.S. Bank Loan Documents as exhibits to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 No. 333-72962 filed on August 29, 2003, and filed an

Amendment to the Amended and Restated Loan Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2005 and filed on March 17, 2005.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the information set forth in Item 1.01 of this Current Report on Form 8-K for a discussion of the terms of the Loan Agreement and related documents with First National Bank of Omaha.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Loan Agreement with First National Bank of Omaha dated November 14, 2006 #

10.2	Revolving Note dated November 14, 2006, to First National Bank of Omaha #

10.3	Term Note dated November 14, 2006, to First National Bank of Omaha #

10.4	Form of Security Agreement dated November 14, 2006, with First National Bank of Omaha #

10.5	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated November 14, 2006, in favor of First National Bank of Omaha #

10.6	Assignment of Rents and Leases dated November 14, 2006, in favor of First National Bank of Omaha #

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: November 20, 2006	By:	/s/ Neal Soderquist
Neal Soderquist, Vice President
and Chief Financial Officer

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